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                                                                    EXHIBIT 10.6

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                                 A SPECIAL OFFER

                                      FROM

                          EYE CARE INTERNATIONAL, INC.

                                        &

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                                    A VISION

                                    PLAN WITH

                                     SAVINGS

                                      OF UP

                                     TO 60%


                                  PLAN BENEFITS

o Savings of 20%-60% on ALL exams, medical and surgical procedures (including LASIK and CO2 laser surgeries).

o    Savings of up to 60% on prescription glasses.

o    No exclusions for prior existing conditions.

o    Unlimited usage of the membership.

o    No restriction on frame selections.

o    No pre-authorization requirements.

o    Toll-free 24-hour hot line.

o Mail-order program for non-prescription sunglasses and replacement contact lenses.

o Maintenance of member's prescription, which can be faxed to any ECI network provider at any time.

o Guarantee of savings at least as much as the membership fee or ECI will refund the difference.

o    30-day unconditional money-back guarantee.

o    Provider recruitment of a member's provider at member's request.

                                        +

                                ONE FREE EYE EXAM

        WITH EACH MEMBERSHIP, ECI WILL ISSUE A COUPON VALID FOR ONE FREE
                      EYE EXAM FOR PRESCRIPTION LOCATIONS.


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EYE CARE INTERNATIONAL (ECI) & ________________ have teamed up to help you pay for eye care costs that many insurance plans and Medicare won't cover - expenses such as routine eye exams, elective or corrective surgery and routine eyewear prescriptions.

The ECI Vision Program will save you 20% to 60% off retail price and includes ONE FREE EYE EXAM WITH EACH MEMBERSHIP. As an example, a 40% discount on a $300 pair of glasses would save you $120!

The special group membership fee is $28 for one year, $42 for two years and $52 for three years. Each membership includes the member and all family members residing in the same house. All family members may use the same card, but for convenience, additional cards may be purchased for $3.50 each.

This is a discount program, not an insurance program, so there are no claim forms to fill out. Just show your discount card to your participating provider. There is an extensive nationwide network of providers with 13,000 provider locations in the U.S., including all major U.S. cities.

All of ECI's medical doctors and other eye care/eyewear professionals have been highly credentialed to insure you of the finest quality care available.

Even if your eye doctor does not participate in the ECI Program, you can take his or her prescription to any of the participating providers and still receive your full discount. There are not prior exclusions, and you have unlimited usage and no restriction on frame selection.

You will receive a provider list with your membership card.

SATISFACTION GUARANTEE: The health of your eyes is ECI's primary concern. ECI guarantees unsurpassed customer service and an unconditional 30-day money-back guarantee. ECI also guarantees that, after using the program in good faith for one year, if you do not save at least your membership fee, ECI will refund the difference.

If you have any questions about the Program, call ECI at 1-800-354-8336.




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  To enroll, simply complete the enclosed enrollment form and return it, along with your payment, in the enclosed self-addressed, pre-paid envelope.

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Once you enroll in ECI's Vision Program, you can achieve savings of 20% to 60%
on your purchases of eye care and eyewear just by presenting your ECI membership card at any of the 11,000 network providers nationwide.